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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME                                          JURISDICTION OF ORGANIZATION OR
----                                          -------------------------------
                                              STATE OF INCORPORATION
                                              ----------------------
Shelby County Bank                            United States
First Tier One Corporation                    Indiana
The Shelby Group, Inc.                        Indiana
Unified Banking Company                       United States